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                                                                    EXHIBIT 99.1


(DOCUCORP LOGO)                                          NEWS RELEASE
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Contact:
             John Gray
             Chief Financial Officer
             214-891-6450
             jgray@docucorp.com

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For Release:
             FOR IMMEDIATE RELEASE
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        DOCUCORP ANNOUNCES FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

     COMPANY REPORTS IMPROVED SOFTWARE LICENSE REVENUE IN THE FOURTH QUARTER
                        AND RECORD REVENUES FOR THE YEAR

DALLAS - SEPTEMBER 4, 2003 - Docucorp(R) International (Nasdaq: DOCC), a leading provider of enterprise information solutions, today announced record revenues of $74.9 million for fiscal year 2003. Revenues for fiscal year 2003 increased three percent as compared to revenues of $72.6 million in fiscal 2002. The company reported net income of $4.0 million, or $0.29 per diluted share, for fiscal year 2003 compared to $5.9 million, or $0.40 per diluted share, in fiscal year 2002.

         For the quarter ended July 31, 2003, revenues of $19.4 million increased two percent, as compared to the corresponding period a year ago, with software license revenue reaching a quarterly high for the year of $3.0 million. Docucorp's net income for the fourth quarter was $1.1 million, or $0.09 per diluted share, compared to net income of $1.7 million, or $0.11 per diluted share, for the same period a year ago.

         "We are extremely pleased to conclude this difficult fiscal year with sequentially improved quarterly software sales and record annual revenues," said Michael D. Andereck, president and chief executive officer, Docucorp International. "The strength of our diversified revenue streams enabled us to achieve top line growth and remain profitable in this tough economic environment."

         For the year, Docucorp's ASP hosting operations continued solid growth with a 13


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DOCUCORP, FOURTH QUARTER 2003 RESULTS                                  ADD #1

percent increase in revenue from $20.2 million in fiscal year 2002 to $22.9 million in fiscal year 2003. Professional services revenue rose 10 percent from $21.2 million in fiscal year 2002 to $23.3 million in fiscal year 2003, and maintenance revenue increased seven percent from $19.1 million in fiscal year 2002 to $20.4 million in fiscal year 2003. Software license revenue for fiscal year 2003 was $8.4 million, compared to $12.1 million for the same period a year ago.

         Throughout fiscal year 2003, the company continued to expand its customer base, executing a substantial number of U.S. and European software licensing agreements in the third and fourth quarters, including a multi-national licensing agreement with a major financial services institution.

         "We worked very hard during the past two quarters to return software license revenue to acceptable levels," said Andereck. "Our growth and profitability underscore the strength of our business model and our ability to succeed even in this uncertain environment. With our impressive customer base, well defined growth strategy, hard working employees and powerful software solutions, we are well positioned for continued success in fiscal 2004."

ABOUT DOCUCORP

Docucorp is the authority in providing dynamic solutions for acquiring, managing, personalizing and presenting enterprise information. Servicing the entire enterprise information lifecycle, Docucorp's information application software, application service provider (ASP) hosting and professional consulting services enable companies to implement solutions in-house or fully outsource to Docucorp. The company has an installed base of more than 1,200 customers, including many of the largest insurance, utility and financial services organizations. Headquartered in Dallas, Docucorp has facilities in Atlanta GA, Silver Spring MD, Portland ME, Bedford NH and London.

Certain information contained in this news release may include "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, included herein are forward-looking statements. These statements involve risks and uncertainties, such as competition, technological developments, loss of significant customers and the other factors discussed in the Company's periodic reports filed with the


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DOCUCORP, FOURTH QUARTER 2003 RESULTS                                  ADD #2

Securities and Exchange Commission, that could cause the Company's actual results to differ materially from those expressed or implied by these forward-looking statements. Docucorp is a registered trademark of Docucorp International.


                                       ###

      CONSOLIDATED STATEMENTS OF OPERATIONS AND BALANCE SHEET DATA FOLLOW.







(DOCUCORP LOGO)

     5910 North Central Expressway, Suite 800
     Dallas, Texas  75206-5140
     214-891-6500
     fax: 214-987-8187
     http://www.docucorp.com

(C)  2003 Docucorp International. All Rights Reserved.
     Company, organization and product names mentioned herein are trademarks or registered trademarks of their respective owners. Docucorp and its symbol are trademarks of Docucorp International.



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                             DOCUCORP INTERNATIONAL
             FISCAL QUARTERS AND YEARS ENDED JULY 31, 2003 AND 2002

STATEMENTS OF OPERATIONS DATA:
                                                   (in thousands except per share amounts)
                                                                  (unaudited)

                                                      Three Months
                                                      Ended July 31,       Years Ended July 31,
                                                ----------------------     ---------------------
                                                  2003          2002         2003         2002
                                                --------      --------     --------     --------
Revenues
     ASP hosting                                $  5,850      $  5,274     $ 22,867     $ 20,221
     Professional services                         5,331         5,551       23,287       21,174
     License                                       3,031         3,159        8,412       12,149
     Maintenance                                   5,152         4,952       20,375       19,076
                                                --------      --------     --------     --------
        Total revenues                            19,364        18,936       74,941       72,620
                                                --------      --------     --------     --------
Cost of revenues
     ASP hosting                                   5,153         4,803       19,602       17,186
     Professional services                         4,223         4,205       17,753       17,365
     License                                         572           664        3,006        2,610
     Maintenance                                     428           474        1,849        1,711
                                                --------      --------     --------     --------
        Total cost of revenues                    10,376        10,146       42,210       38,872
                                                --------      --------     --------     --------

Gross profit                                       8,988         8,790       32,731       33,748
                                                --------      --------     --------     --------
Operating expenses
     Product development                           2,106         2,106        7,793        7,472
     Sales and marketing                           3,062         2,803       11,339       10,775
     General and administrative                    1,709         1,507        6,419        6,417
                                                --------      --------     --------     --------
        Total operating expenses                   6,877         6,416       25,551       24,664
                                                --------      --------     --------     --------

Operating income                                   2,111         2,374        7,180        9,084
Other income (expense), net                          (58)          523          106          781
                                                --------      --------     --------     --------

Income before income taxes                         2,053         2,897        7,286        9,865
Provision for income taxes                           939         1,203        3,310        3,936
                                                --------      --------     --------     --------

Net income                                      $  1,114      $  1,694     $  3,976     $  5,929
                                                ========      ========     ========     ========

Basic net income per share                      $   0.10      $   0.13     $   0.31     $   0.44
                                                ========      ========     ========     ========

Weighted average basic shares outstanding         10,948        13,382       12,780       13,458
                                                ========      ========     ========     ========

Diluted net income per share                    $   0.09      $   0.11     $   0.29     $   0.40
                                                ========      ========     ========     ========

Weighted average diluted shares outstanding       11,798        14,996       13,878       14,883
                                                ========      ========     ========     ========


BALANCE SHEET DATA:

                                                 JULY 31,      July 31,
                                                 --------      --------
                                                   2003          2002
                                                 -------       -------
                                                    (in thousands)
Current assets                                   $27,405       $33,410
Current liabilities                               23,165        20,260
Working capital                                    4,240        13,150
Stockholders' equity                              13,763        33,064
Total assets                                     $50,575       $55,750